Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

EXHIBIT 32.1

STATEMENT UNDER OATH FOR
PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

I, Kanwar J.S. Chadha, Ph,. D., certify that:

The Quarterly Report on Form 10-Q for the quarter ended October 31, 2003 of Entrada Networks, Inc. fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Quarterly Report on Form 10-Q for the quarter ended October 31, 2003 of Entrada Networks, Inc fairly presents, in all material respects, the financial condition and results of operations of Entrada Networks, Inc.

Dated: December 15, 2003

Subscribed and sworn to
before me this 15 th day of December

/s/ Kanwar Chadha	/s/ _John Haro_
Name:Kanwar J. S. Chadha, Ph. D.	Notary Public

Seal